                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

              Item                                      Information
Name:                                   Wells Fargo Municipal Capital
Address:                                Strategies, LLC
                                        375 Park Avenue
                                        New York, New York 10152

Date of Event Requiring Statement       September 1, 2016
(Month/Day/Year):

Issuer Name and Ticker or Trading       Nuveen Georgia Dividend Advantage
Symbol:                                 Municipal Fund 2 (NKG)

Relationship of Reporting Person(s)     10% Owner
to Issuer:

If Amendment, Date Original Filed       Not Applicable
(Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                            By:  /s/ Adam Joseph
                                               ----------------------
                                            Name: Adam Joseph
                                            Title: President
                                            Date: September 2, 2016